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                                                                     EXHIBIT 5.1








                      [Letterhead of Dorsey & Whitney LLP]

                                  June 5, 2003



Board of Directors
UnitedHealth Group Incorporated
300 UnitedHealth Group Center
9900 Bren Road East Minnetonka, Minnesota 55343

Ladies and Gentlemen:

         We have acted as counsel to UnitedHealth Group Incorporated, a Minnesota corporation (the "Company") and depositor of UHC Capital I, UHC Capital II, UHC Capital III and UHC Capital IV, each a Delaware statutory trust (each a "Trust" and collectively the "Trusts"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to (A) the proposed sale by the Company from time to time after the date hereof of (i) shares of its common stock, par value $.01 per share (the "Common Stock"); (ii) shares of its preferred stock, $.001 par value per share (the "Preferred Stock"), in one or more series; (iii) its unsecured debt securities, which may be either senior debt securities (the "Senior Debt Securities"), subordinated debt securities (the "Subordinated Debt Securities") or junior subordinated debt securities (the "Junior Subordinated Debt Securities" and, together with the Subordinated Debt Securities and the Senior Debt Securities, the "Debt Securities"); (iv) depositary shares (the "Depositary Shares") representing fractional shares of Preferred Stock and evidenced by depositary receipts, in one or more series; (v) warrants to purchase Debt Securities (the "Debt Securities Warrants"), in one or more series, Depositary Shares (the "Depositary Shares Warrants"), in one or more series, Preferred Stock (the "Preferred Stock Warrants"), in one or more series, or Common Stock (the "Common Stock Warrants" and, together with the Debt Securities Warrants, Depositary Shares Warrants and Preferred Stock Warrants, the "Securities Warrants"); (vi) the guarantee by the Company of the Preferred Securities (as hereinafter defined) of each of the Trusts (the "Guarantees"); (vii) purchase contracts and purchase units (the "Purchase Contracts") representing contracts for the purchase and sale of, or whose cash value is determined by reference or linked to the performance, level or value of, securities of one or more issuers, including our Common Stock, Preferred Stock or other Securities (as defined below) described in the Registration Statement or


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UnitedHealth Group Incorporated
June 5, 2003
Page 2

debt or equity securities of third parties; and (viii) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares and Securities Warrants and (B) the proposed sale by each of the Trusts of its preferred securities (the "Preferred Securities") from time to time, in one or more series for an aggregate initial public offering price of up to $1,250,000,000 (or the equivalent in foreign currencies, currency units or composite currencies (each, a "Currency")). The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Securities Warrants, Guarantees, Purchase Contracts and Preferred Securities are herein collectively referred to as the "Securities."

         We have examined the following documents:

         (a) The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Minnesota on June 5, 2003;

         (b) The Second Amended and Restated Bylaws of the Company, certified by its Secretary on June 5, 2003;

         (c) Resolutions of the Board of Directors of the Company, certified by its Secretary on June 5, 2003 (the "Financing Resolutions");

         (d) The senior indenture dated as of November 15, 1998 between the Company and The Bank of New York (the "Trustee") (as described in Exhibit 4.1 to the Registration Statement) (the "Senior Indenture");

         (e) The amendment dated as of November 6, 2000 between the Company and the Trustee (as described in Exhibit 4.2 to the Registration Statement) (the "Amendment");

         (f) The subordinated indenture dated as of November 15, 1998 between the Company and the Trustee (as described in Exhibit
                  4.3 to the Registration Statement) (the "Subordinated Indenture");

         (g) The junior subordinated indenture dated as of November 15, 1998 between the Company and the Trustee (as described in Exhibit 4.4 to the Registration Statement) (the "Junior Subordinated Indenture" and, together with the Senior Indenture and the Subordinated Indenture, each an "Indenture");

         (h) The form of guarantee agreement (as described in Exhibit 4.18 to the Registration Statement) (the "Guarantee Agreement"); and

         (i) The Registration Statement, including the prospectus included therein (the "Prospectus"), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement").


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UnitedHealth Group Incorporated
June 5, 2003
Page 3

We also have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.

         In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We also have assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials. We have also assumed that any Securities will be issued and sold with such terms and in such manner as are described in the Registration Statement (as amended from time to time), the Prospectus included therein (as amended from time to time) and any related Prospectus Supplement(s).

         Based on the foregoing, we are of the opinion that:

         1. The Company has the authority pursuant to its Articles of Incorporation, as amended, to issue up to 1,500,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of resolutions in sufficient form and content under the Minnesota Business Corporation Act to authorize a particular issuance of Common Stock (including any issuance of Common Stock (i) upon the exchange or conversion of any validly issued, fully paid and nonassessable shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) upon the exercise of any validly issued Common Stock Warrants or (iii) upon the exchange with or conversion of Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Common Stock), upon the issuance and delivery of and payment for such shares of Common Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the aforesaid resolutions of the Board of Directors (and, if applicable, the applicable Common Stock Warrant, series or class of Preferred Stock or Debt Securities), and assuming that the Company has a sufficient number of shares of Common Stock reserved for such issuance, such shares of Common Stock will be validly issued, fully paid and nonassessable.

         2. The Company has the authority pursuant to its Articles of Incorporation, as amended, to issue up to 10,000,000 shares of Preferred Stock. Upon the due designation of a series or class of Preferred Stock by the Board of Directors of the Company in accordance with the Minnesota Business Corporation Act (including without limitation the filing of the resolutions designating such series) and adoption by the Board of Directors of the Company of resolutions in sufficient form and content under the Minnesota Business Corporation Act to


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UnitedHealth Group Incorporated
June 5, 2003
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authorize a particular issuance of shares of such series or class of Preferred
Stock (including any issuance of shares of a series or class of Preferred Stock
(i) upon the exercise of any validly issued Preferred Stock Warrants, (ii) upon the exchange with or conversion of Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Preferred Stock or (iii) by deposit under a deposit agreement), upon the issuance and delivery of and payment for such shares of Preferred Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the aforesaid resolutions of the Board of Directors (and, if applicable, the applicable Preferred Stock Warrant, Debt Securities or deposit agreement), and assuming that the Company has a sufficient number of shares of such series or class of Preferred Stock reserved for such issuance, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

         3. When (a) a particular series of Debt Securities have been duly established under the applicable Indenture (including, without limitation, the adoption by the Board of Directors of the Company of resolutions in sufficient form and content under the Minnesota Business Corporation Act duly authorizing the issuance and delivery of such Debt Securities and the delivery of all Company orders required under the applicable Indenture) and (b) the instruments representing such Debt Securities have been duly authenticated by the applicable Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the aforesaid Board of Directors resolutions, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         4. When (a) a warrant agreement for the applicable Securities Warrants has been duly authorized, executed and delivered by the Company and (b) such Securities Warrants have been duly executed and delivered, and issued and sold in the form and in the manner contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and as required by applicable law, such Securities Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         5. When (a) a deposit agreement for the applicable Depositary Shares has been duly authorized, executed and delivered by the Company and the depositary and duly authorized, fully paid and nonassessable shares of Preferred Stock of the applicable series have been deposited in accordance with the terms of such deposit agreement, (b) the terms of the Depositary Shares of the applicable series as executed and delivered conform to the terms of such deposit agreement and are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (c) the Depositary Shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Depositary Shares will be validly issued, fully paid and non-assessable.



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UnitedHealth Group Incorporated
June 5, 2003
Page 5

         6. When (a) the Guarantees have been duly authorized, executed and delivered by the Company and (b) such Guarantees have been duly executed and delivered by the Company and the applicable Trustee in substantially the form incorporated by reference into the Registration Statement, such Guarantees will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         7. When a Purchase Contract for the applicable Security (including the applicable debt or equity securities of third parties) has been duly authorized, executed and delivered by the Company and issued and sold in the form and in the manner contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and as required by applicable law, such Purchase Contract will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         The opinions set forth above are subject to the following qualifications and exceptions:

         (a) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.

         (b) Our opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

         (c) In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, the Financing Resolutions (and any other applicable resolutions) referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement and any required post-effective amendment thereto and the Prospectus and any and all Prospectus Supplement(s) required by applicable law have all become effective under the Securities Act of 1933, as amended, and will continued to be effective, each Indenture will continue to be qualified under the Trust Indenture Act of 1939, as amended, and none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

         (d) As of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit in a federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars of the Currency in which a particular Debt Security is denominated will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state


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UnitedHealth Group Incorporated
June 5, 2003
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court in the State of New York rendering a judgment on a Debt Security would be required to render such judgment in the Currency in which such Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

         (e) Minnesota Statutes Section 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to file, all Notice of Business Activities Reports.

         Our opinions expressed above are limited to the laws of the States of Minnesota and New York and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" contained in the Prospectus constituting part of the Registration Statement. The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.


                                       Very truly yours,

                                       /s/ Dorsey & Whitney LLP

JBA